     As filed with the Securities and Exchange Commission on February 20, 1997
                                                 Registration No. 333-19951
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                           __________________________
                                AMENDMENT NO. 2
                                      TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           __________________________

                            PATTERSON DENTAL COMPANY

            (Exact name of registrant as specified in its charter)

         MINNESOTA                            5047                      41-0886515
(State or other Jurisdiction of    (Primary Standard Industrial      (I.R.S. Employer
Incorporation or Organization)     Classification Code Number)    Identification Number)

                           1031 MENDOTA HEIGHTS ROAD
                           ST. PAUL, MINNESOTA  55120
                                 (612) 686-1600
 (Address and telephone number, including area code, of registrant's principal executive offices)

                   RONALD E. EZERSKI, CHIEF FINANCIAL OFFICER
                            PATTERSON DENTAL COMPANY
                           1031 MENDOTA HEIGHTS ROAD
                           ST. PAUL, MINNESOTA  55120
                                 (612) 686-1600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:
    AVRON L. GORDON, ESQ.                              MATTHEW L. LEVITT, ESQ.
   BRETT D. ANDERSON, ESQ.                            PATTERSON DENTAL COMPANY
   BRIGGS AND MORGAN, P.A.                            1031 MENDOTA HEIGHTS ROAD
       2400 IDS CENTER                                ST. PAUL, MINNESOTA  55120
 MINNEAPOLIS, MINNESOTA 55402                               (612) 686-1777
        (612) 334-8400
                                _______________

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.
                                _______________

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

          If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box: [ ]

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

          If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

================================================================================

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses payable by the Company in connection with the sale and distribution of the Shares being registered. All amounts shown are estimates, except the registration fee.

     SEC registration fee...................................  $   345
     Legal fees and expenses................................    3,500
     Accounting fees and expenses...........................    5,400
     Miscellaneous (including listing fees, if applicable)..    1,000
                                                              -------

       Total................................................  $10,245
                                                              =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant is a Minnesota corporation. Reference is made to Minnesota Statutes Section 302A.521 which provides that a Minnesota business corporation shall indemnify any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

     Article VI of the Company's Bylaws provides that officers, directors, members of committees appointed or designated by the Board of Directors and employees, past or present, of the Company shall be indemnified by the Company, in accordance with the terms and conditions of Minnesota Statutes, Section 302A.521.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     +5       Opinion of Matthew L. Levitt, Esq.
     +23.1    Consent of Matthew L. Levitt, Esq. (included in Exhibit 5.1).
      23.2    Consent of Ernst & Young LLP.
     +23.3    Consent of Deloitte & Touche LLP.
     +24      Power of Attorney (included on signature page to the Registration
              Statement).

-------------------------
     +        Previously filed.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions summarized in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance on Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul and State of Minnesota, on February 20, 1997.
                                        Patterson Dental Company


                                        By /s/ Peter L. Frechette
                                          --------------------------------------
                                               Peter L. Frechette
                                               Chairman, President
                                               and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the dates and in the capacities indicated.

       Signature                        Title                        Date
       ---------                        -----                        ----

 /s/ Peter L. Frechette      Chairman, President, Chief        February 20, 1997
------------------------     Executive Officer and Director
   Peter L. Frechette        (Principal Executive Officer)

          *
                             Vice President, Treasurer,
------------------------     Secretary, Chief Financial
    Ronald E. Ezerski        Officer and Director (Principal
                             Accounting Officer and Principal
                             Financial Officer)
          *
                             Director
------------------------
    David K. Beecken

          *
                             Director
------------------------
     Andre E. Lacy

          *
                             Director
------------------------
    Burt E. Swanson

*By: /s/ Matthew L. Levitt                                     February 20, 1997
     ---------------------
     Matthew L. Levitt
     Attorney-In-Fact

                                 EXHIBIT INDEX


      NUMBER                      DESCRIPTION
      ------  ---------------------------------------------------------------

+     5       Opinion of Matthew L. Levitt, Esq.
+     23.1    Consent of Matthew L. Levitt, Esq. (included in Exhibit 5.1).
      23.2    Consent of Ernst & Young LLP.
+     23.3    Consent of Deloitte & Touche LLP.
+     24      Power of Attorney (included on signature page to Registration
              Statement).
---------------------
+ Previously filed.